UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2003

NETWORKS ASSOCIATES, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 0-20558

Delaware (State or other jurisdiction of incorporation)	77-0316593 I.R.S. Employer Identification Number

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code: (408) 988-3832

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EX-99.1 Historical Revenue by Segment Data

Item 7. Financial Statements and Exhibits.

     99.1 Historical revenue by segment data

Item 9. Regulation FD Disclosure.

     Networks Associates, Inc. (the “Registrant”) released today its guidance for 2004. The Registrant expects net revenues in the range of $975 million to $1,005 million; and pro-forma earnings per share of between $0.67 and $0.72 per share. The Registrant also stated that it expects that typical seasonality will continue, with first quarter net revenues of approximately 22% of the annual total, and second, third and fourth quarters at 24%, 25% and 29% respectively, of the annual total. The Registrant also released its segment data for the past 7 quarters, reflecting the changes made as a result of the Registrant’s recently restated financial results.

     The Registrant’s Chairman and Chief Executive Officer, George Samenuk, and Chief Operating Officer and Chief Financial Officer, Stephen C. Richards, will present this information at Credit Suisse First Boston’s Technology conference in Phoenix, Arizona on December 2, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC.

Dated: December 1, 2003	By:	/s/ Stephen C. Richards Stephen C. Richards Chief Operating Officer and Chief Financial Officer